HERSHA HOSPITALITY TRUST
510 Walnut Street | 9th Floor
Philadelphia | PA | 19106
p. 215.238.1046 | f. 215.238.0157
hersha.com

HERSHA HOSPITALITY TRUST ANNOUNCES
THIRD QUARTER 2021 RESULTS
- Third Quarter 2021 Net Loss of $0.51 Per Share -
- Property Level Cash Flow Growth of 39% Compared to Second Quarter 2021 -
- Comparable Portfolio GOP Margins Exceed Third Quarter 2019 –
- Third Quarter 2021 Adjusted Funds from Operations of $0.11 Per Share -

Philadelphia, PA, October 26, 2021 -- Hersha Hospitality Trust (NYSE: HT) (“Hersha,” “Company,” “we” or “our”), owner of high-quality hotels in urban gateway markets and regional resort destinations, today announced results for the third quarter ended September 30, 2021.

Third Quarter 2021 Financial Results

Net loss applicable to common shareholders was approximately ($19.8 million), or ($0.51) per diluted common share, in the third quarter 2021, compared to net loss applicable to common shareholders of approximately ($49.2 million), or ($1.27) per diluted common share, in the third quarter 2020. Third quarter 2021 results continue to be impacted by the ongoing COVID-19 pandemic, but materially improved compared to third quarter 2020 results.

Adjusted Funds from Operations (“AFFO”) in the third quarter 2021 was $5.0 million, compared to ($26.2 million) in the third quarter 2020. AFFO per diluted common share and OP Unit in the third quarter 2021 was $0.11 versus third quarter 2020 AFFO per diluted common share and OP Unit of ($0.60). An explanation of certain non-GAAP financial measures used in this press release, including, among others, AFFO, as well as reconciliations of those non-GAAP financial measures to GAAP net income, is included at the end of this press release.

Mr. Jay H. Shah, Hersha’s Chief Executive Officer, stated, “Portfolio results last quarter were highlighted by peak summer demand in July which led to 65% occupancy and average daily room rates in line with July 2019 — both exceeding our internal forecasts. Better than expected topline performance combined with aggressive asset management and cost controls led to $10 million of property-level cash flow in July, the highest since the onset of the pandemic. Occupancies moderated during the second half of August and the first half of September, then improved, and rates held steady. Our ADR in the third quarter was relatively flat to ADR in the third quarter prior to the pandemic. Results in August and September met our expectations leading to positive third quarter corporate-level cash flow of $4.5 million, ahead of our initial quarterly forecasts and a significant improvement to our second quarter corporate-level cash burn of ($3.7 million).”

Mr. Shah continued, “For the first time since the onset of the pandemic we saw a material increase in demand across our urban gateway markets. From May to September, average daily rates on both weekdays and weekends in our urban portfolio grew 34% with weekday occupancy increasing 720 basis points over the same period. So far in October, we have seen growth in both occupancies and rates in our urban markets during the week and on weekends.

Recent performance in our urban portfolio shows that leisure travelers remain active post-Labor Day and continue to be less price sensitive, and despite the headlines, business travel has been incrementally building over the last several weeks. Across the portfolio we are welcoming new business travelers to our properties while traditional sectors such as consulting, financial services, defense, and pharmaceuticals continue to remain active. Conversations with our corporate accounts indicate the return to office and business travel is slated to continue into year-end with expected acceleration in the first quarter of 2022.”

Mr. Shah concluded, “Last month, we successfully refinanced the mortgage loan at our St. Gregory Hotel in Washington, DC, eliminating all debt maturities until third quarter 2022. We remain laser focused on portfolio operations, and again last quarter, our performance highlights our distinct operating leverage. We believe our assets are well positioned to generate outsized profitability as we continue to capture increased demand from incremental business travel, more price elastic leisure travelers, large group conferences, and now the return of international traffic, while driving market-leading cash flow across the portfolio.”

Third Quarter 2021 Operating Results

Strong topline results combined with our proprietary asset management strategy resulted in continued margin growth for the portfolio. Third quarter GOP margin for the comparable portfolio was 45%, which exceeded both second quarter 2021 and third quarter 2019 comparable portfolio GOP margin. Meanwhile, comparable hotel EBITDA margin of 30% was 360 basis points higher than the second quarter 2021 and just 230 basis points lower than third quarter 2019.

The Company’s 33 comparable hotel portfolio generated 60.3% occupancy, an Average Daily Rate (“ADR”) of $230.92, and RevPAR of $139.19 during the third quarter 2021. The Parrot Key Hotel & Resort generated the highest growth from an ADR and RevPAR perspective across our portfolio compared to the third quarter 2019. The resort ended the period with 79.5% ADR growth on 70.9% occupancy which resulted in 72.8% RevPAR growth during what is historically the softest quarter from a demand perspective in South Florida. On Miami Beach, occupancy and ADR growth led to 32.1% RevPAR growth at the Cadillac Hotel & Beach Club. Outperformance from these assets led to our South Florida portfolio generating 36.1% RevPAR growth last quarter compared to the third quarter 2019.

Our Annapolis Waterfront Hotel in Maryland generated the highest occupancy of our portfolio at 86.3%, and combined with 24.7% ADR growth, led to 24.2% RevPAR growth during the third quarter. Out on the West Coast, the Sanctuary Beach Resort continued to outperform, ending the period with a 30.3% RevPAR improvement versus the third quarter of 2019 driven by 53.9% ADR growth to $669.40. Down the coast in Santa Barbara, the Hotel Milo ended the third quarter with 74.6% occupancy and an ADR of $446.32, 49.2% higher than the third quarter of 2019.

Our New York City portfolio generated 66.7% occupancy during the third quarter, highlighted by our select-service offerings in the JFK sub-market, the Nu Hotel in Brooklyn, and the Hampton Inn Seaport. Average daily rates for the New York portfolio increased incrementally through the balance of the quarter from $176 in July to $207 in September, representing 18% growth.
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Cash Flow and Breakeven Levels

Strong operating trends in July coupled with our aggressive on-property cost controls resulted in $10.0 million of property level cash flow, the highest monthly cash generation at our hotels since the onset of the pandemic. Our third quarter property level EBITDA totaled $25.4 million, a 39% increase compared to the second quarter, and resulted in total corporate level cash flow of $4.5 million. Current and forecasted operating results indicate that we are on pace to consistently generate positive hotel level EBITDA at levels necessary for us to be cash flow positive on a corporate wide basis for the fourth quarter.

Preferred Dividend Distribution

Hersha’s Board of Trustees declared a cash dividend of $0.4297 per Series C Preferred Share and a cash dividend of $0.40625 per Series D Preferred Share and Series E Preferred Share for the third quarter ending September 30, 2021. The preferred share dividends were paid on October 15, 2021 to holders of record as of October 1, 2021.

Financing

In September 2021, Hersha refinanced the $23 million mortgage loan on the St. Gregory Hotel, eliminating all near-term debt maturities. The interest only loan was completed at PRIME + 1.00% and matures in October 2023.

The Company completed the third quarter 2021 with approximately $83.7 million of cash & cash equivalents and deposits. As of October 1, 2021, the Company had approximately $46 million of capacity on its $250 million Senior Revolving Line of Credit. As of September 30, 2021, the Company’s consolidated debt had a weighted average interest rate of 4.41% and a weighted average life-to-maturity of 2.9 years.

Full-Year 2021 Outlook

Due to the uncertainty surrounding the lodging industry stemming from the COVID-19 pandemic, the Company will forego providing full-year 2021 guidance at this time.

Third Quarter 2021 Conference Call

The Company will host a conference call to discuss third quarter 2021 results at 9:00 AM Eastern Time on Wednesday, October 27, 2021. Hosting the call will be Mr. Jay H. Shah, Chief Executive Officer, Mr. Neil H. Shah, President and Chief Operating Officer, and Mr. Ashish Parikh, Chief Financial Officer.

A live audio webcast of the conference call will be available on the Company’s investor relations website. The conference call can be accessed by dialing 1-888-317-6003 or 1-412-317-6061 for international participants and entering the passcode 0414884 approximately 10 minutes in advance of the call. A replay of the call will be available from 11:00 AM Eastern Time on Wednesday, October 27, 2021 through 11:59 PM Eastern Time on Friday, November 26, 2021. The replay can be accessed by dialing 1-877-344-7529 or 1-412-317-0088 for international
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participants. The passcode for the replay is 10159610. A replay of the webcast will be available on the Company’s website for a limited time.

About Hersha Hospitality Trust

Hersha Hospitality Trust (HT) is a self-advised real estate investment trust in the hospitality sector, which owns and operates high-quality hotels in urban gateway markets and regional resort destinations. The Company's 36 hotels totaling 5,802 rooms are located in New York, Washington, DC, Boston, Philadelphia, South Florida and select markets on the West Coast. The Company's common shares are traded on The New York Stock Exchange under the ticker “HT.”

Non-GAAP Financial Measures and Key Performance Metrics

Common key performance metrics utilized by the lodging industry are occupancy, average daily rate ("ADR"), and revenue per available room ("RevPAR"). Occupancy is calculated as the percentage total rooms sold compared to rooms available to be sold, while ADR measures the average rate earned per occupied room, calculate as total room revenue divided by total rooms sold. RevPAR is a derivative of these two metrics which shows the total room revenue earned per room available to be sold. Management uses these metrics in comparison to other hotels in our self-defined competitive peer set within proximity to each of our hotel properties.

An explanation of Funds from Operations (“FFO”), AFFO, Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDAre, Adjusted EBITDA and Hotel EBITDA, as well as reconciliations of such non-GAAP financial measures to the most directly comparable U.S. GAAP measures, is included at the end of this release.

Cautionary Statements Regarding Forward Looking Statements

Certain matters within this press release are discussed using “forward-looking statements,” including those with regard to the potential future impact of COVID-19, within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. One of the most significant factors is the ongoing impact of the current outbreak of COVID-19 on the United States, regional and global economies, the broader financial markets, the Company’s customers and employees, governmental responses thereto and the operation changes the Company has and may implement in response thereto. The current outbreak of COVID-19 has also impacted, and is likely to continue to impact, directly or indirectly, many of the other important factors below. These forward-looking statements may include statements related to, among other things: assumptions regarding the impact to international and domestic business and leisure travel pertaining to any pandemic or outbreak of disease, including COVID-19, the uncertainty and economic impact of pandemics, epidemics or other public health emergencies or fear of such events, such as the recent outbreak of COVID-19, the impact of and changes to various government programs, including in response to COVID-19, the efficacy of any treatment for COVID-19, the Company’s access to capital on the terms and timing the Company expects, the restoration of public confidence in domestic and international travel, permanent structural changes in demand for conference centers by business and leisure clientele, the economic growth, labor markets, real estate values, lodging
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fundamentals, corporate travel, and the economic vibrancy of our target markets, the Company’s ability to grow operating cash flow, the Company’s ability to match or outperform its competitors’ performance, the ability of the Company’s hotels to achieve stabilized or projected revenue, cap rates or EBITDA multiples consistent with our expectations, the stability of the lodging industry and the markets in which the Company’s hotel properties are located, the Company’s ability to generate internal and external growth, and the Company’s ability to increase margins, including hotel EBITDA margins. Certain statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current beliefs as to the outcome and timing of future events. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “may” and words of similar import. Such forward-looking statements relate to future events, the Company’s plans, strategies, prospects and future financial performance, and involve known and unknown risks that are difficult to predict, uncertainties and other factors which may cause the Company’s actual results, performance or achievements or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in the forward-looking statements contained in this press release. Therefore, you should not rely on any of these forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed by the Company with the Securities and Exchange Commission (“SEC”) and other documents filed by the Company with the SEC from time to time. All information provided in this press release, unless otherwise stated, is as of October 26, 2021, and the Company undertakes no duty to update this information unless required by law.
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HERSHA HOSPITALITY TRUST
Balance Sheet (unaudited)
(in thousands, except shares and per share amounts)

	September 30, 2021	December 31, 2020
Assets:
Investment in Hotel Properties, Net of Accumulated Depreciation	$1,681,563	$1,784,838
Investment in Unconsolidated Joint Ventures	6,114	6,633
Cash and Cash Equivalents	71,244	16,637
Escrow Deposits	12,497	6,970
Hotel Accounts Receivable	6,846	5,690
Due from Related Parties	2,604	2,641
Intangible Assets, Net of Accumulated Amortization of $6,892 and $6,840	1,400	1,739
Right of Use Asset	43,776	44,126
Other Assets	22,642	15,494
Hotel Assets Held for Sale	—	96,220
Total Assets	$1,848,686	$1,980,988

Liabilities and Equity:
Line of Credit	$118,684	$133,053
Term Loan, Net of Unamortized Deferred Financing Costs	495,871	681,744
Unsecured Notes Payable, Net of Unamortized Discounts and Unamortized Deferred Financing Costs	196,093	50,789
Mortgages Payable, Net of Unamortized Premium and Unamortized Deferred Financing Costs	305,044	330,848
Lease Liabilities	53,895	53,852
Accounts Payable, Accrued Expenses and Other Liabilities	52,880	58,453
Dividends and Distributions Payable	6,044	—
Due to Related Parties	834	—
Total Liabilities	$1,229,345	$1,308,739

Redeemable Noncontrolling Interest - Consolidated Joint Venture	$1,968	$—

Equity:
Shareholders' Equity:
Preferred Shares: $0.01 Par Value, 29,000,000 Shares Authorized, 3,000,000 Series C, 7,701,700 Series D and 4,001,514 Series E Shares Issued and Outstanding at September 30, 2021 and December 31, 2020, with Liquidation Preferences of $25 Per Share	$147	$147
Common Shares: Class A, $0.01 Par Value, 104,000,000 Shares Authorized at September 30, 2021 and December 31, 2020; 39,319,230 and 38,843,482 Shares Issued and Outstanding at September 30, 2021 and December 31, 2020, respectively	393	389
Common Shares: Class B, $0.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding at September 30, 2021 and December 31, 2020	—	—
Accumulated Other Comprehensive Loss	(8,853)	(19,275)
Additional Paid-in Capital	1,154,550	1,150,985
Distributions in Excess of Net Income	(576,956)	(509,243)
Total Shareholders' Equity	569,281	623,003

Noncontrolling Interests - Common Units and LTIP Units	48,092	49,246

Total Equity	617,373	672,249

Total Liabilities and Equity	$1,848,686	$1,980,988

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HERSHA HOSPITALITY TRUST
Summary Results (unaudited)
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Revenues:
Hotel Operating Revenues:
Room	$68,302	$27,546	$164,191	$113,768
Food & Beverage	9,616	2,441	19,920	12,652
Other Operating Revenues	7,289	3,734	18,332	14,651
Total Hotel Operating Revenues	85,207	33,721	202,443	141,071
Other Revenue	44	25	69	253
Total Revenues	85,251	33,746	202,512	141,324
Operating Expenses:
Hotel Operating Expenses:
Room	14,706	7,436	36,254	30,150
Food & Beverage	7,123	2,344	15,405	13,686
Other Operating Expenses	28,160	17,965	71,820	67,806
Total Hotel Operating Expenses	49,989	27,745	123,479	111,642
Gain on Insurance Settlements	—	—	(961)	—
Property Losses in Excess of Insurance Recoveries	—	—	250	—
Hotel Ground Rent	1,129	1,062	3,293	3,183
Real Estate and Personal Property Taxes and Property Insurance	8,963	10,597	28,500	30,508
General and Administrative	2,709	2,461	8,182	8,227
Share Based Compensation	2,259	1,936	7,017	6,191
Acquisition and Terminated Transaction Costs	—	—	390	—
Depreciation and Amortization	20,484	24,055	63,300	72,565
Loss on Impairment of Assets	—	—	222	1,069
Total Operating Expenses	85,533	67,856	233,672	233,385

Operating Loss	(282)	(34,110)	(31,160)	(92,061)
Interest Income	3	1	8	39
Interest Expense	(14,589)	(13,350)	(43,000)	(39,838)
Other Income (Expense)	(176)	(73)	201	(530)
Gain on Disposition of Hotel Properties	—	—	48,352	—
Loss on Debt Extinguishment	—	—	(3,069)	—
Loss before Results from Unconsolidated Joint Venture Investments and Income Taxes	(15,044)	(47,532)	(28,668)	(132,390)

Loss from Unconsolidated Joint Venture Investments	(611)	(669)	(1,858)	(2,189)

Loss before Income Taxes	(15,655)	(48,201)	(30,526)	(134,579)
Income Tax (Expense) Benefit	(277)	28	161	(11,346)
Net Loss	(15,932)	(48,173)	(30,365)	(145,925)
Loss (Income) Allocated to Noncontrolling Interests
Common Units	2,177	5,032	4,800	15,093
Consolidated Joint Venture	—	—	(1,810)	3,196
Preferred Distributions	(6,044)	(6,044)	(18,131)	(18,132)

Net Loss Applicable to Common Shareholders	$(19,799)	$(49,185)	$(45,506)	$(145,768)

Earnings per Share:
BASIC
Net Loss Applicable to Common Shareholders	$(0.51)	$(1.27)	$(1.16)	$(3.78)
DILUTED
Net Loss Applicable to Common Shareholders	$(0.51)	$(1.27)	$(1.16)	$(3.78)

Weighted Average Common Shares Outstanding:
Basic	39,139,610	38,639,048	39,070,059	38,604,483
Diluted	39,139,610	38,639,048	39,070,059	38,604,483

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Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. We calculate FFO applicable to common shares and Common Units in accordance with the December 2018 Financial Standards White Paper of NAREIT, which we refer to as the White Paper. The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by an entity. Our interpretation of the NAREIT definition is that non-controlling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shareholders, includes loss from the impairment of certain depreciable assets, our investment in unconsolidated joint ventures and land, depreciation and amortization expenses, gains or losses on property sales, non-controlling interest and preferred dividends. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations. We determined that the loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, was driven by a measurable decrease in the fair value of certain hotel properties and other assets as determined by our analysis of those assets in accordance with applicable GAAP. As such, these impairments have been eliminated from net income (loss) to determine FFO.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•deducting or adding back income tax benefit or expense;
•adding back non-cash share-based compensation expense;
•adding back acquisition and terminated transaction expenses;
•adding back contingent considerations;
•adding back amortization of discounts, premiums, and deferred financing costs;
•adding back amortization of amended interest rate swap liability;
•adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•adding back straight-line amortization of ground lease expense and prior period tax assessment expenses; and
•adding back state and local tax expense related to prior period assessment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as
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performance measures. We evaluate our performance by reviewing AFFO, in addition to FFO, because we believe that adjusting FFO to exclude certain recurring and non-recurring items as described above provides useful supplemental information regarding our ongoing operating performance and that the presentation of AFFO, when combined with the primary GAAP presentation of net income (loss), more completely describes our operating performance. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors. We present FFO and AFFO applicable to common shares and OP Units because our OP Units are redeemable for common shares. We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and OP Units. In addition, based on guidance provided by NAREIT, we have eliminated loss from the impairment of certain depreciable assets, including investments in unconsolidated joint ventures and land, from net (income) loss to arrive at FFO in each year presented.

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The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Net loss applicable to common shares	$(19,799)	$(49,185)	$(45,506)	$(145,768)
Loss allocated to noncontrolling interest	(2,177)	(5,032)	(2,990)	(18,289)
Loss from unconsolidated joint ventures	611	669	1,858	2,189
Gain on disposition of hotel properties	—	—	(48,352)	—
Loss from impairment of depreciable assets	—	—	222	1,069
Depreciation and amortization	20,484	24,055	63,300	72,565
Funds from consolidated hotel operations applicable to common shares and Partnership units	(881)	(29,493)	(31,468)	(88,234)

Loss from unconsolidated joint venture investments	(611)	(669)	(1,858)	(2,189)
Unrecognized pro rata interest in loss of unconsolidated joint venture	89	(558)	(725)	(919)
Depreciation and amortization of difference between purchase price and historical cost	29	21	71	63
Interest in depreciation and amortization of unconsolidated joint ventures	599	414	1,881	1,210
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	106	(792)	(631)	(1,835)

Funds from Operations applicable to common shares and Partnership units	(775)	(30,285)	(32,099)	(90,069)
Add:
Income tax expense (benefit)	277	(28)	(161)	11,346
Non-cash share based compensation expense	2,259	1,936	7,017	6,191
Straight-line amortization of lease expense	127	139	384	433
Terminated transaction costs	—	—	390	—
Amortization of discounts, premiums, and deferred financing costs	1,264	916	3,768	1,947
Amortization of liability and reclassification of other comprehensive income for amended interest rate swaps	—	1,065	424	3,249
Interest expense paid-in-kind	1,851	—	4,365	—
Deferred financing costs and debt premium written off in debt extinguishment	—	—	3,069	—
Interest in amortization and write-off of deferred financing costs of unconsolidated joint ventures	20	33	58	51
Loss on remediation of damage, excluding impairment of depreciable assets	—	—	250
Operating loss incurred on properties closed	—	—	—	983
State and local tax expense related to reassessment of prior period assessment	(22)	42	(101)	15

Adjusted Funds from Operations	$5,001	$(26,182)	$(12,636)	$(65,854)

AFFO per Diluted Weighted Average Common Shares and Partnership Units Outstanding	$0.11	$(0.60)	$(0.28)	$(1.51)

Diluted Weighted Average Common Shares and Partnership Units Outstanding	44,799,662	43,684,502	44,734,157	43,651,133

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EBITDAre and Adjusted EBITDA

Earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”) is a supplemental measure of our operating performance and facilitates comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital-intensive companies. NAREIT adopted EBITDA for real estate (“EBITDAre”) a measure calculated by adding gains from the disposition of hotel operations, in order to promote an industry-wide measure of REIT operating performance. We also adjust EBITDAre for interest in amortization and write-off of deferred financing costs of our unconsolidated joint ventures, deferred financing costs write-offs in debt extinguishment, non-cash share-based compensation expense, acquisition and terminated transaction costs and net operating loss incurred on non-operation properties to calculate Adjusted EBITDA.

Our EBITDAre and Adjusted EBITDA computation may not be comparable to EBITDAre or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA and EBITDAre to be meaningful measures of a REIT's performance because they are widely followed by industry analysts, lenders and investors and that they should be considered along with, but not as an alternative to, GAAP net income (loss) as a measure of the Company's operating performance.

HERSHA HOSPITALITY TRUST
EBITDAre and Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net loss	$(15,932)	$(48,173)	$(30,365)	$(145,925)
Loss from unconsolidated joint ventures	611	669	1,858	2,189
Interest expense	14,589	13,350	43,000	39,838
Non-operating interest income	(3)	(1)	(8)	(39)
Income tax expense (benefit)	277	(28)	(161)	11,346
Depreciation and amortization	20,484	24,055	63,300	72,565
EBITDA from consolidated hotel operations	20,026	(10,128)	77,624	(20,026)
Gain on disposition of hotel properties	—	—	(48,352)	—
Loss from impairment of depreciable assets	—	—	222	1,069
EBITDAre from consolidated hotel operations	20,026	(10,128)	29,494	(18,957)
Loss from unconsolidated joint venture investments	(611)	(669)	(1,858)	(2,189)
Unrecognized pro rata interest in loss of unconsolidated joint venture	89	(558)	(725)	(919)
Depreciation and amortization of difference between purchase price and historical cost	29	21	71	63
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	907	618	2,777	1,817
EBITDAre from unconsolidated joint venture operations	414	(588)	265	(1,228)
EBITDAre	20,440	(10,716)	29,759	(20,185)
Non-cash share based compensation expense	2,259	1,936	7,017	6,191
Straight-line amortization of lease expense	127	139	384	433
Terminated transaction costs	—	—	390	—
Loss on reclassification of other comprehensive income for interest rate swaps	—	—	324	—
Deferred financing costs and debt premium written off in debt extinguishment	—	—	3,069	—
Interest in amortization and write-off of deferred financing costs of unconsolidated joint venture	20	33	58	51
Loss on remediation of damage, excluding impairment of depreciable assets	—	—	250	—
Operating loss incurred on properties closed due to physical damage	—	—	—	983
State and local tax expense related to reassessment of prior period assessment	(22)	42	(101)	15
Adjusted EBITDA	$22,824	$(8,566)	$41,150	$(12,512)

510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|11

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure. In addition, our Hotel EBITDA computation may not be comparable to Hotel EBITDA or other similar metrics reported by other companies that interpret the definition of Hotel EBITDA differently than we do. Management believes Hotel EBITDA to be a meaningful measure of performance of a portfolio of hotels because it is followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, operating income (loss) as reported in our unaudited summary results as a measure of our hotel portfolio’s operating performance.

HERSHA HOSPITALITY TRUST
Hotel EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020

Operating loss	$(282)	$(34,110)	$(31,160)	$(92,061)
Other revenue	(44)	(25)	(69)	(253)
Gain on insurance settlement	—	—	(961)	—
Loss from impairment of depreciable assets and remediation	—	—	472	1,069
Depreciation and amortization	20,484	24,055	63,300	72,565
General and administrative	2,709	2,461	8,182	8,227
Share based compensation	2,259	1,936	7,017	6,191
Terminated transaction costs	—	—	390	—
Straight-line amortization of ground lease expense	127	139	384	433
Costs accrued for furloughed employees	—	—	—	893
State and local tax expense related to reassessment of prior period assessment	(22)	42	(101)	15
Other	157	(114)	117	(910)

Hotel EBITDA	$25,388	$(5,616)	$47,571	$(3,831)

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s website, www.hersha.com.

Contact: Ashish Parikh, Chief Financial Officer
Greg Costa, Director of Investor Relations
Phone: 215-238-1046
510 Walnut Street 9th Floor | Philadelphia, PA 19106 | p. 215.238.1046 | f. 215.238.0157     Page|12